Exhibit 99.(h)(8)(ii)

Schedule A

Dated July 30, 2015
To The
Expense Limitation Agreement
Dated July 29, 2013
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 3/31	Class	Expense Limit	Termination Date
Touchstone Flexible Income Fund	A	1.09%	July 30, 2016
	C	1.84%	July 30, 2016
	Y	0.84%	July 30, 2016
	Institutional	0.74%	July 30, 2016
Touchstone Focused Fund	A	1.20%	July 30, 2016
	C	1.95%	July 30, 2016
	Y	0.95%	July 30, 2016
	Institutional	0.83%	July 30, 2016
Touchstone Growth Opportunities Fund	A	1.24%	July 30, 2016
	C	1.99%	July 30, 2016
	Y	0.99%	July 30, 2016
	Institutional	0.89%	July 30, 2016
Touchstone International Value Fund	A	1.34%	July 30, 2016
	C	2.09%	July 30, 2016
	Y	1.09%	July 30, 2016
	Institutional	0.99%	July 30, 2016
Touchstone Mid Cap Growth Fund	A	1.39%	July 30, 2016
	B	2.14%	July 30, 2016
	C	2.14%	July 30, 2016
	Y	1.14%	July 30, 2016
	Institutional	0.99%	July 30, 2016
Touchstone Sands Capital Emerging Markets Growth Fund	Y	1.49%	July 30, 2016
	Institutional	1.39%	July 30, 2016
Touchstone Small Cap Growth Fund	A	1.44%	July 30, 2016
	C	2.19%	July 30, 2016
	Y	1.19%	July 30, 2016
	Institutional	1.04%	July 30, 2016
Touchstone Sustainability and Impact Equity Fund	A	1.24%	July 30, 2016
	B	1.99%	July 30, 2016
	C	1.99%	July 30, 2016
	Y	0.99%	July 30, 2016
	Institutional	0.89%	July 30, 2016

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft, Treasurer and Controller

TOUCHSTONE ADVISORS, INC.

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft, Chief Financial Officer

By:	/s/ Steven M. Graziano
Steven M. Graziano, President